Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-41306)

Registration Statement (Form S-3 No. 333-41308)

Registration Statement (Form S-4 No. 333-71460)

Registration Statement (Form S-4 No. 333-46730)

Registration Statement (Form S-8 No. 333-69236)

Registration Statement (Form S-8 No. 333-46734)

Registration Statement (Form S-8 No. 333-82245)

Registration Statement (Form S-8 No. 333-115246)

of our reports dated March 8, 2006, with respect to the consolidated financial statements of SBA Communications Corporation, SBA Communications Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of SBA Communications Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

West Palm Beach, Florida	/s/ Ernst & Young LLP
March 8, 2006